Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-275243 on Form S-1 of our report dated May 15, 2023, relating to the financial statements of Producciones de Parques, S.L. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte, S.L.

Madrid, Spain

November 28, 2023